Exhibit 1.2

CUSTODY AGREEMENT

for sale of shares of Class A common stock,

par value $0.01 per share, of LCC International, Inc.

American Stock Transfer & Trust Company (the “Custodian”)

59 Maiden Lane

New York, NY 10038

Attention:	Ms. Susan Silber
Assistant Secretary

Ladies and Gentlemen:

There are delivered to you herewith certificate(s) representing shares of Class A Common Stock, par value $0.01 per share (“Common Stock”), of LCC International, Inc., a Delaware corporation (the “Company”) or Class B Common Stock convertible into Common Stock of the Company as set forth at the end of this letter on the page entitled “CERTIFICATE(S) DEPOSITED.” Each of the certificates so delivered is accompanied by an executed assignment form duly endorsed for transfer and is in negotiable form bearing the signature of the undersigned guaranteed by an eligible guarantor institution (bank, stock broker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15. The certificate(s) are to be held by you as Custodian for the account of the undersigned and are to be disposed of by you in accordance with this Custody Agreement (this “Custody Agreement”).

If the undersigned is (i) acting as trustee or in any fiduciary or representative capacity, the undersigned has also delivered duly certified copies of each trust agreement, will, letters testamentary or other instrument pursuant to which the undersigned is authorized to act as a Selling Stockholder (as defined herein); (ii) a corporation, the undersigned has also delivered duly certified resolutions of its board of directors authorizing it to enter into this Custody Agreement, the Underwriting Agreement (as defined herein) and the Power of Attorney (as defined herein) and duly certified copies of such corporation’s by-laws, certificate of incorporation or other organizational documents; or (iii) a partnership, the undersigned has also delivered extracts of any applicable provisions of its partnership agreement (and applicable provisions of the organizational documents or partnership agreement(s) of the general partner(s) of such partnership) authorizing such partnership to enter into this Custody Agreement, the Underwriting Agreement and the Power of Attorney.

The undersigned agrees to deliver such additional documentation as you, the Attorneys (as defined herein), the Company or the Representatives (as defined herein) or any of their respective counsel may reasonably request to effectuate or confirm compliance with any of the provisions hereof or of the Power of Attorney or the Underwriting Agreement, all of the foregoing to be in form and substance satisfactory in all respects to the party requesting such documentation.

Concurrently with the execution and delivery of this Custody Agreement, the undersigned has executed a power of attorney (the “Power of Attorney”) irrevocably appointing Steve Mooney and Douglas Webster, each with full power and authority to act alone in any matter thereunder and with full power of substitution, as the true and lawful attorneys-in-fact of the undersigned (individually, an “Attorney” and collectively, the “Attorneys”), with full power and authority in the name of, for and on behalf of, the undersigned with respect to all matters arising in connection with the sale of the Common Stock by the undersigned including, but not limited to, entering into and performing an underwriting agreement (the “Underwriting Agreement”) among the Company, certain stockholders of the Company including the undersigned (the “Selling Stockholders”), CIBC World Markets Corp., and Punk, Ziegel & Company, L.P., as representatives (the “Representatives”) of the several underwriters to be named in Schedule I to the Underwriting Agreement (the “Underwriters”). The total number of shares of Common Stock to be sold by the undersigned to the Underwriters and set forth opposite the name of the undersigned in Schedule II to the Underwriting Agreement is hereinafter referred to as the “Shares.”

You are authorized and directed to hold the certificate(s) deposited with you hereunder in your custody and, subject to the instructions of the Attorneys, (i) to take all necessary action to cause the Shares to be transferred on the books of the Company into such names as the Representatives, on behalf of the several Underwriters, shall have instructed, including surrendering the certificate(s) representing the Shares to the transfer agent for the Common Stock for cancellation, in exchange for new certificate(s) for shares of Common Stock registered in such names and in such denominations as the Representatives shall have instructed; (ii) to deliver such new certificate(s) to the Representatives, for the accounts of the several Underwriters, against payment for such Shares at the purchase price per Share specified in the Underwriting Agreement and to give receipt for such payment; (iii) to deposit the same to your account as Custodian and draw upon such account to pay such transfer taxes, if any, payable in connection with the transfer of the Shares to the Underwriters (“Transfer Taxes”) as you may be instructed to pay by the Attorneys; (iv) to transmit to the undersigned in the manner set forth under “Manner of Payment” below, within 24 hours of receiving instructions from the Attorneys to do so, the excess, if any (the “Net Proceeds”), of the amount received by you as payment for the Shares over the Transfer Taxes, if any. The amount of such Net Proceeds is to be paid in the manner requested by the undersigned at the end of this Custody Agreement or, in the event the undersigned has not requested a specific method of payment, in such manner as you, in accordance with the terms hereof, shall deem appropriate. Upon receipt of instructions from the Attorneys, you shall also return to the undersigned, new certificate(s) representing the excess, if any, of the number of shares of Common Stock represented by the certificate(s) deposited with you hereunder over the number of Shares sold by the undersigned to the Underwriters.

Under the terms of the Power of Attorney, the authority conferred thereby is granted and conferred subject to and in consideration of the interests of the Attorneys, the several Underwriters, the Company and the other Selling Stockholders (as defined in the Underwriting Agreement) and is irrevocable and not subject to withdrawal or termination by any act of the undersigned or by operation of law, whether by the death or incapacity of the undersigned (or either or any of the undersigned) or by the occurrence of any other event or events (including, without limitation, the termination of any trust or estate for which the undersigned is acting as fiduciary or fiduciaries, the death or incapacity of one or more trustees, guardians, executors or administrators under such trust or estate or the merger, consolidation, dissolution or liquidation of any corporation or partnership) (any of the foregoing being hereinafter referred to as an “Event”). Accordingly, the certificate(s) deposited with you hereunder and this Custody Agreement and your authority hereunder are subject to and in consideration of the interests of the several Underwriters, the Company, the Attorneys and the other Selling Stockholders, and this Custody Agreement and your authority hereunder, prior to December 31, 2003 are irrevocable and are not subject to withdrawal or termination by the occurrence of any Event. If an Event shall occur after the execution hereof but before the delivery of the Shares to the Underwriters, then certificate(s) representing such Shares will be delivered by you to the Underwriters on behalf of the undersigned in accordance with the terms and conditions of the Underwriting Agreement and this Custody Agreement and any actions taken by you pursuant to this Custody Agreement shall be as valid as if such Event had not occurred, regardless of whether or not you, the Attorneys, the Underwriters or any one of them, shall have received notice of such Event.

Notwithstanding any of the foregoing provisions, if the Underwriting Agreement shall not have been executed and delivered prior to December 31, 2003, then, upon the written request of the undersigned to you (accompanied by written notice of termination of the Power of Attorney addressed to each of the Attorneys) on or after that date, you are to return to the undersigned, all certificate(s), together with any stock powers, delivered herewith.

Until payment of the purchase price for the Shares has been made to you by or for the account of the several Underwriters, the undersigned shall remain the owner of all shares of Common Stock represented by the certificate(s) deposited with you hereunder and shall have the right to vote such shares and all other securities, if any, represented by such certificate(s) and to receive all dividends and distributions thereon, except the right to retain custody and dispose of such shares, which is subject to the rights of the Custodian under this Custody Agreement, the Attorneys under the Power of Attorney and the Underwriters under the Underwriting Agreement. The Underwriters shall not acquire the power or the right to direct the investment of the Shares by virtue of this Custody Agreement until the consideration therefor is paid pursuant to the Underwriting Agreement.

You shall be entitled to act and rely upon any statement, request, notice or instruction respecting this Custody Agreement given to you by the Attorneys, or any one of them. Any Attorney has the authority to instruct you on irregularities or discrepancies in the certificates representing shares of Common Stock and any accompanying documents.

In taking any action requested or directed by the Representatives under the terms of this Custody Agreement, you will be entitled to rely upon a writing signed by a Vice President, Senior Vice President, Managing Director, Counsel, Assistant General Counsel or General Counsel of CIBC World Markets Corp.

It is understood that you assume no responsibility or liability to any person other than to deal with the certificate(s) deposited with you hereunder and the proceeds from the sale of all or a portion of the securities represented thereby in accordance with the provisions of this Custody Agreement. The undersigned agrees to indemnify you for and to hold you free from and harmless against any and all loss, claim, damage, liability or expense incurred by you arising out of or in connection with acting as Custodian hereunder, as well as the cost and expense of defending against any claim of liability hereunder, which is not due to your own gross negligence or willful misconduct.

Except as set forth on Schedule I attached hereto, the representations and warranties of the undersigned set forth in the Underwriting Agreement are hereby incorporated by reference herein and the undersigned represents and warrants that such representations and warranties are true and correct on the date hereof as if made on the date hereof. The representations, warranties and agreements contained herein, as well as those contained in the Underwriting Agreement, are made for the benefit of, and may be relied upon by you and the Underwriters. These representations, warranties and agreements shall remain operative and in full force and effect, and shall survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the persons listed in the preceding sentence, (ii) acceptance of the Shares and payment for them under the Underwriting Agreement and (iii) termination of this Custody Agreement.

Notwithstanding any of the foregoing, if the undersigned (a) has not received approval from the United States Bankruptcy Court for the Southern District of New York to enter into the transactions contemplated by the Underwriting Agreement on or before 5:00 p.m. New York time on November 18, 2003, or (b) has not entered into the Underwriting Agreement when executed by the other Selling Stockholders, then (i) the Company and the Underwriters are authorized to proceed with the transactions contemplated by the Underwriting Agreement without the participation of the undersigned as a Selling Stockholder, (ii) the undersigned waives any and all rights it may have under the Registration Rights Agreement dated as of July 25, 1996 by and among the undersigned, the Company and RF Investors, L.L.C., solely in connection with the transactions contemplated by the Underwriting Agreement, (iii) this Custody Agreement and the attached Power of Attorney shall terminate and be of no force or effect and (iv) you are to return to the undersigned, all certificate(s), together with any stock powers, delivered herewith; provided, however, that the Lock-Up Agreement, executed by the undersigned simultaneously with this Custody Agreement and attached hereto as Exhibit A, shall remain in full force and effect.

This Custody Agreement shall be binding upon the undersigned and the heirs, legal representatives, distributees, successors and assigns of the undersigned.

This Custody Agreement may be signed in counterparts which together shall constitute one and the same agreement.

This Custody Agreement shall be governed by the laws of the State of New York without regard to the conflicts of laws principles thereof.

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Please acknowledge your acceptance hereof as Custodian, and receipt of the certificate(s) deposited with you hereunder, by executing and returning the enclosed copy hereof to the undersigned in care of Steve Mooney and Douglas Webster.

Dated:   November 7, 2003

Very truly yours,

By:	/s/ Stephen R. Mooney

Name: Stephen R. Mooney Title: Vice President and Treasurer

Signature Medallion Guaranteed by:

(Note: The signature must be guaranteed by an eligible guarantor institution (bank, stock broker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15)

Print Name(s) and Address of Selling

Stockholder(s) and Name and Title of

any Person Signing as Agent or

Fiduciary:

MCI WORLDCOM Network Services, Inc.

22001 Loudoun County Parkway

Ashburn, Virginia     20147

Stephen R. Mooney

As its Vice President and Treasurer

Taxpayer I.D.:     13-2745892

Telephone:     (703) 886-5600

Instruction: If you are an individual and are married, your spouse is required to complete this form:

SPOUSAL CONSENT

I am the spouse of                                                                      . On behalf of myself, my heirs and legatees, I hereby join in and consent to the terms of the foregoing Custody Agreement and agree to the sale of the shares of Class A Common Stock of LCC International, Inc. registered in the name of my spouse or otherwise registered, which my spouse proposes to sell pursuant to the Underwriting Agreement (as defined therein).

Dated:                         , 2003

(Signature of Spouse)

Instruction: Complete each column as to certificate(s) to be deposited with the Custodian.

CERTIFICATE(S) DEPOSITED

Stock Certificate No.	Maximum Number of Shares of Class A Common Stock To Be Sold from Certificate

LCCA 0651	1,420,550

TOTAL: 2,841,099

Instruction: Indicate how you wish to receive payment for the shares of Class A Common Stock sold to the Underwriters. Please note that if you are selling shares of Class A Common Stock registered in the name of a corporation or other association or a trust, payment will be made only to the corporation or other association or trust. A wire transfer can be made only to an account standing in exactly the same name as the person or entity, including the corporation or other association or trust, that is the registered owner of the Class A Common Stock being sold.

MANNER OF PAYMENT

I request that payment of the net proceeds from the sale of the shares of Class A Common Stock of the Company to be sold by me pursuant to the Underwriting Agreement be made in the following manner (CHECK ONE):

☐	CHECK made payable to:

to be sent to the following address:

Phone: (    )

Please send by (check one):

☐	First class mail
☐	Federal Express

Federal Express account number

☐	or transfer to the following account:

Account No.

Bank                                                                       XX    See attached wire transfer instructions

(name)

(address)

ABA No.

Phone: (    )

☐	Other (please specify)

CUSTODIAN’S ACKNOWLEDGMENT AND RECEIPT

American Stock Transfer & Trust Company, as Custodian, acknowledges acceptance of the duties of the Custodian under the foregoing Custody Agreement and receipt of the certificate(s) referred therein.

Dated:                         , 2003

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:

Name: Title:

DO NOT DETACH FROM CUSTODY AGREEMENT

Schedule I

Exceptions to the representations and warranties

of MCI WORLDCOM Network Services, Inc.

in this Custody Agreement

As of the date of execution, delivery and performance of this Custody Agreement by MCI WORLDCOM Network Services, Inc. (the “Selling Stockholder”):

1.	Exception to Section 3(a)(iii) of the Underwriting Agreement: The Agreement (as this term is defined in the Underwriting Agreement) has not been executed and delivered by or on behalf of the Selling Stockholder;

2.	Exception to Sections 3(a)(iii), (iv) and (vi) of the Underwriting Agreement: The execution and delivery by the Selling Stockholder of the Agreement and the performance by the Selling Stockholder of its obligations under the Agreement, including the sale and delivery of the Shares (as this term is defined in the Underwriting Agreement) to be sold by the Selling Stockholder and the consummation of the transactions contemplated in and compliance by the Selling Stockholder with its obligations under the Agreement, require the consent or approval of the United States Bankruptcy Court for the Southern District of New York. The Selling Stockholder is currently seeking such consent; and

3.	Exception to Sections 3(a)(iii), (iv), (v) and (vii) of the Underwriting Agreement: The Shares to be sold by the Selling Stockholder are currently subject to the lien of the lenders under the Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement of WorldCom, Inc. dated as of October 15, 2002 (the “DIP Facility”). Citibank USA, Inc., as administrative agent under the DIP Facility, has delivered to the Selling Stockholder a release of the lien of such lenders, effective upon the execution of the Agreement.

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